UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36070	26-0038620
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 365-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Five Prime Therapeutics, Inc. (“FivePrime”) is in the process of finalizing its financial results for the fiscal year ended December 31, 2016. Set forth below is a preliminary estimate of FivePrime’s cash and cash equivalents and outstanding shares for the fiscal year ended December 31, 2016, a forecast of FivePrime’s estimated net cash used in operations for fiscal year 2017 and a forecast of FivePrime’s estimated cash, cash equivalent and marketable securities as of December 31, 2017, based on information currently available as of the date of this Current Report.

FivePrime estimates that its cash, cash equivalents and marketable securities as of December 31, 2016 was approximately $421.7 million. FivePrime estimates that it had 28.6 million shares of common stock outstanding as of December 31, 2016. FivePrime’s actual consolidated cash, cash equivalents and marketable securities balance and shares of common stock outstanding as of December 31, 2016 may differ from these estimates due to the completion of FivePrime’s year-end closing and auditing procedures.

Item 7.01	Regulation FD Disclosure

FivePrime expects net cash used in operations for fiscal year 2017 will be less than $120 million. FivePrime expects that its cash, cash equivalents and marketable securities as of December 31, 2017 will be approximately $300 million.

The information provided in this Item 7.01 is furnished pursuant to Regulation FD and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note on Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on FivePrime’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements about FivePrime’s (i) estimated net cash used in operating activities for fiscal year 2017 and (ii) estimated cash, cash equivalents and marketable securities as of December 31, 2017. Other factors that may cause FivePrime’s actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in FivePrime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, FivePrime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Prime Therapeutics, Inc.

By:	/s/ Francis Sarena
Francis Sarena Chief Strategy Officer and Secretary

Dated: January 9, 2017

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